Exhibit 32.2
Written Statement
Pursuant To
18 U.S.C. Section 1350
The undersigned, John A. Elwood, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:
(i) the Form 10-Q for the quarterly period ended November 30, 2009 of the Company, as amended by Amendment No. 1, (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 8, 2010

By:	/s/ JOHN A. ELWOOD
Senior Vice President — Finance and Administration, Chief Financial Officer